UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2021
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On August 30, 2021, BioReference Laboratories, Inc., a New Jersey corporation (“BRLI”), a subsidiary of OPKO Health, Inc., entered into an amended and restated credit agreement (the “A&R Credit Agreement”), with certain of BRLI’s subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.
The A&R Credit Agreement amended and restated in its entirety that certain Credit Agreement dated as of November 5, 2015, as amended, by and among BRLI, certain of its subsidiaries party from time to time thereto, the lenders party from time to time thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and, among other things, (i) made various changes to permit incurrence of certain secured crossing lien indebtedness, (ii) amended the interest rate margins applicable to borrowings under the A&R Credit Agreement, (iii) provided mechanics relating to a transition away from LIBOR as a benchmark interest rate and replace LIBOR with an alternative benchmark rate and (iv) extended the maturity date from November 2021 to August, 2024. The A&R Credit Agreement provides for a revolving credit facility of up to $75 million, which may be increased by up to an additional $100 million of borrowing availability subject to certain conditions. As of the date of the A&R Credit Agreement, there were no borrowings outstanding under the A&R Credit Agreement.
The A&R Credit Agreement contains customary affirmative and negative covenants, including compliance with a fixed charge coverage ratio and restrictions on the ability of BRLI and its subsidiaries party to the A&R Credit Agreement to incur additional indebtedness, incur liens, pay dividends, make certain restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, or consolidate or merge with and into another entity.
The foregoing description of the A&R Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated August 30, 2021, by and among by and among BioReference Laboratories, Inc., certain of its subsidiaries, and JPMorgan Chase Bank, N.A.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated August 30, 2021, by and among by and among BioReference Laboratories, Inc., certain of its subsidiaries, and JPMorgan Chase Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: September 3, 2021	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration